Exhibit 99.1

Connecticut Water Service Comments on Concerns Raised About

Eversource on Eversource’s First Quarter 2018 Earnings Call

Notes that Independent Research Analysts Questioned the Merits of Eversource’s Hostile Campaign and

Eversource’s Ability to Sustain its EPS Growth Organically

Analyst Commentary Reinforces Belief that Eversource Is Pursuing its Hostile Transaction in Desperate Attempt for Growth and to Distract from its Record of Chronic Underperformance and Highly-publicized Poor Customer Service

Clinton, Conn., May 3, 2018 – Connecticut Water Service, Inc. (NASDAQ: CTWS) today issued the following statement regarding commentary on Eversource Energy’s (NYSE: ES) first quarter 2018 earnings call held today:

Connecticut Water notes that multiple independent industry analysts today questioned the merits of Eversource’s proxy campaign and unsolicited takeover attempt of Connecticut Water and whether Eversource is able to sustain its targeted earnings growth rate on its own.

Among the targeted questions posed to Eversource management on the call:

•	“there has been some contemplation that perhaps this Connecticut Water bid is a function of you starting to see a lack of opportunity to deploy incremental capital in your core electricity and gas businesses in ways that allow you to be sustainably inside that 5% to 7% earnings growth rate. Would you care to comment on that impression that some people are drawing from it?”

When Eversource management dismissed that impression, they were further pressed:

•	“If you really don’t need this acquisition for the 5% to 7% growth, I’m struggling a little bit with the need to pursue this acquisition so aggressively. It is a relatively small acquisition, but you’re going to now spend time and resources to try and pursue the deal. I’m struggling a little bit to understand why kind of push it so much if it’s really not needed.”[1]

This commentary underscores our belief that Eversource’s actions are an overt attempt to derail the SJW Group merger of equals and the many benefits it provides in order to promote Eversource’s inferior proposal and distract from its record of chronic underperformance and highly-publicized poor customer service.

We believe that Eversource’s decision to use their shareholders’ resources to pursue a costly and distracting proxy campaign speaks to Eversource’s desperation, not their focus on value creation.

While Eversource may need Connecticut Water for growth and value creation, Connecticut Water does not need Eversource. Connecticut Water already has a superior record of shareholder returns and has a merger agreement in place that will help ensure we maintain this momentum well into the future. Indeed, we believe the SJW Group merger of equals will create greater value than the unsolicited acquisition that Eversource has proposed both at close and over the long-term – with more compelling benefits for shareholders, customers, employees and communities.

We believe Eversource is pursuing this transaction and touting its dividend in an attempt to compensate for its inability to deliver meaningful stock price appreciation on its own, including given the New Hampshire Site Evaluation Committee denying Eversource’s 192 mile Northern Pass pipeline project, which in our view is highlighted by questions raised this morning on Eversource’s earnings conference call. Absent the benefit of its dividend, Eversource delivered only a 35% stock price return over the past five years as compared to 143% from Connecticut Water, as of April 27, 2018.

Eversource’s performance raises questions about its value creation ability and its commitment to customers. Eversource has consistently ranked in the bottom of customer service rankings. Eversource is also currently under investigation by the Public Utilities Regulatory Authority (PURA) regarding the 100% increase in its service shutoffs. In contrast, Connecticut Water has customer satisfaction rankings that consistently exceed 90% in customer surveys conducted by an independent research firm – underscoring that delivering safe, clean drinking water is Connecticut Water’s top priority.

Since announcing the SJW Group merger on March 15, 2018, Connecticut Water has received strong support from multiple stakeholders, including shareholders, employees and customers. Connecticut Water and SJW Group have received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with their merger, are preparing the remaining regulatory filings, and are on track to close their merger transaction in the fourth quarter of 2018.

To find out more about Connecticut Water’s merger of equals with SJW Group, please visit www.SJW-CTWS.com.

Connecticut Water will mail to shareholders its proxy statement and GREEN proxy card as well as additional information about the Company’s merger with SJW Group. Connecticut Water shareholders are advised to take no action in response to any materials they may receive from Eversource Energy and to DISCARD ALL BLUE proxy cards or other materials from Eversource Energy.

Connecticut Water shareholders who have questions or would like additional information should contact Connecticut Water’s proxy solicitor, Morrow Sodali, toll-free at (800) 662-5200 or by e-mail at CTWS@morrowsodali.com.

Wells Fargo Securities, LLC is serving as Connecticut Water’s financial advisor and Sullivan & Cromwell LLP as its legal counsel.

About CTWS

CTWS is a publicly traded holding company headquartered in Clinton, Connecticut. CTWS is the parent company of The Connecticut Water Company, The Maine Water Company, The Avon Water Company, and The Heritage Village Water Company. Together, these subsidiaries provide water service to more than 450,000 people in Connecticut and Maine, and wastewater service to more than 10,000 people in Connecticut.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the shareholders of the Company or the stockholders of SJW Group for the transaction are not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (3) the risk that the anticipated tax treatment of the transaction is not obtained; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the transaction; (6) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (7) risks that the proposed transaction disrupts the current plans and operations of SJW Group or the Company; (8) the ability of SJW Group and the Company to retain and hire key personnel; (9) competitive responses to the proposed transaction; (10) unexpected costs, charges or expenses resulting from the transaction; (11) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (12) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (13) legislative and economic developments. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 filed by SJW Group with the SEC on April 25, 2018 in connection with the proposed transaction.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business and financial condition, including those more fully described in the Company’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2017 and SJW Group’s overall business, including those more fully described in SJW Group’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2017. Forward looking statements are not guarantees of performance, and speak only as of the date made, and neither the Company or its management nor SJW Group or its management undertakes any obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and SJW Group, SJW Group filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of the Company and SJW Group that also constitutes a prospectus of SJW Group. The Company and SJW Group may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus, Form S-4 or any other document which the Company or SJW Group has filed or may file with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND SJW GROUP ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Form S-4 and the joint proxy statement/prospectus and other documents filed with the SEC by the Company and SJW Group through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s investor relations website at https://ir.ctwater.com. Copies of documents filed with the SEC by SJW Group will be made available free of charge on SJW Group’s investor relations website at https://sjwgroup.com/investor_relations.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

The Company, SJW Group and certain of their respective directors and officers, and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the holders of the Company and SJW Group securities in respect of the proposed transaction. Information regarding the Company’s directors and officers is available in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement for its 2018 annual meeting dated April 6, 2018, which are filed with the SEC. Information regarding the SJW Group’s directors and officers is available in SJW Group’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement for its 2018 annual meeting dated March 6, 2018, which are filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the Form S-4 and the joint proxy statement/prospectus and other documents filed with the SEC by the Company and SJW Group. These documents will be available free of charge from the sources indicated above.

Connecticut Water Contacts

Daniel J. Meaney, APR

Director, Corporate Communications

(860) 664-6016

dmeaney@ctwater.com

Investors

Mike Verrechia / Bill Dooley

Morrow Sodali, LLC

(800) 662-5200

CTWS@morrowsodali.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Sharon Stern / Barrett Golden / Joseph Sala

(212) 355-4449